OPERATING AGREEMENT

OF

HO CAPITAL MANAGEMENT LLC

a Delaware Limited Liability Company

Dated as of November ___, 2007

Prepared By:

Hodgson Russ LLP
1540 Broadway, 24th Floor
New York, New York 10063

OPERATING AGREEMENT

OF

HO CAPITAL MANAGEMENT LLC

THIS OPERATING AGREEMENT (this “Agreement“) of HO CAPITAL MANAGEMENT LLC (the “Company”) is entered into as of the ___ day of November, 2007, by and among the Person(s) whose name(s) and address(es) appear on Exhibit A annexed hereto (individually, a “Member” and collectively, the “Members”), as the same may be amended from time to time, and the Company, pursuant to the provisions of the Delaware Limited Liability Company Act, on the following terms and conditions:

W I T N E S S E T H:

WHEREAS, the Members have formed a limited liability company subject to the conditions and for the purposes stated herein known as HO CAPITAL MANAGEMENT LLC; and

WHEREAS, the Members and the Company wish to state the terms of the Member’s relationship to the Company and method of operations of the Company;

NOW, THEREFORE, in consideration of the mutual agreements, covenants and undertakings herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth in this Article I (such meanings to be equally applicable in both the singular and plural forms of the term defined).

1.1 “Affiliate” means any (i) corporation, partnership, trust, limited liability company or other entity controlled by or under common control with any Member or in which a Member is or may be an officer, director, shareholder, partner (general or limited), trustee, member, owner or employee; (ii) officer, director, shareholder, partner (general or limited), trustee, member, owner or employee of any corporation, partnership, trust, limited liability company or other entity controlled by or under common control with a Member; and (iii) corporation, partnership, trust, limited liability company or other entity or business in which a Member has any interest whatsoever.

1.2 “Agreement” or “Operating Agreement” means this Operating Agreement, as amended, restated, supplemented or otherwise modified in writing from time to time by the parties hereto or their successors and assigns. Words such as “herein”, “hereinafter”, hereof”, and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

1.3 “ASSAC Shares” means the 1,312,500 Ordinary Shares of ASSAC owned of record by to the Company as at the date of this Agreement.

1.4 “Available Cash” means the excess, if any, of (a) the Revenue (as defined in this Subsection) of the Company resulting from the sale of (i) the ASSAC Shares, (ii) the Warrants, and/or (iii) the Warrant Shares, over (b) the Expenses (as defined in this Subsection) of the Company.

(a) The term “Revenue” shall have its customary meaning, but shall also include previously accumulated reserves no longer required as determined at the discretion of the Manager.

(b) The term “Expenses” shall have its customary meaning, but shall also include, without limitation, the following:

(i) capital expenditures necessary to maintain, preserve or restore any real property owned by the Company not paid for out of the proceeds of any loan or casualty loss recovery;

(ii) sums credited to reserves for Expenses incurred but unpaid;

(iii) amortization on any loans affecting the Company or on any other indebtedness of the Company; and

(iv) depreciation and amortization of intangible assets of the Company.

Available Cash shall be determined for each fiscal year of the Company.

1.5 “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(i) To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain which are allocated to such Member pursuant to Article IV hereof.

(ii) To each Member’s Capital Account there shall be debited the amount of cash distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses which are allocated to such Member pursuant to Article IV hereof.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Internal Revenue Code Regulations Sections 1.704-1 (b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the Manager may make such modification; provided that it is not likely to have a material adverse effect on the amounts distributable to any Member upon the dissolution of the Company.

1.6 “Capital Contribution” means the contribution or contributions to the capital of the Company previously made by each Member, as modified and updated from time to time.

1.7 “Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of Delaware in accordance with the DLLCA, as such Certificate may be amended from time to time.

1.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law) and “Regulations” means the regulations of the Code, as amended from time to time.

1.9 “Disability” means death, insanity, incompetency (as declared by two independent medical doctors), retirement, bankruptcy or insolvency (as determined pursuant to Delaware State Law).

1.10 “Interest” means a Member’s ownership interest in the Company, including any and all benefits to which the holder of such Interest may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

1.11 “Company” means the limited liability company formed pursuant to this Agreement and the company continuing the business of this Company in the event of dissolution as herein provided.

1.12 “DLLCA” means the Delaware Limited Liability Company Act as amended from time to time (or any corresponding provisions of succeeding law).

1.13 “Initial Members” shall mean Angela Ho and Noble or their respective Affiliates.

1.14 “Manager” shall mean Angela Ho, who, following a Noble Withdrawal, shall be the sole Manager of the Company, or her successor(s) appointed in accordance with the terms of this Agreement.

1.15 “Members” means the Initial Members and any Person who subsequently becomes a Member pursuant to the terms of this Agreement and who has not ceased to be a Member pursuant to the terms of this Agreement.

1.16 “Noble” means Noble Investment Fund Limited, one of the Initial Members.

1.17 “Noble Withdrawal” shall mean the election by Noble or the Manager (as the case may be), exercised at any time following the occurrence of a Warrant Distribution, to cause Noble to withdraw as an Initial Member of the Company and terminate and relinquish its Members Interest in the Company, all in accordance with the provisions of Section 10.2 of this Agreement.

1.18 “Note” means the 5% Promissory Note of the Company in the principal amount of Five Million Seven Hundred Twenty Five Thousand Dollars ($5,725,000) dated as of November ___, 2007 issued to Noble Investment Fund Limited, the proceeds of which are to be used by the Company to purchase the Warrants.

1.19 “Officers” means the executive officers of the Company, as appointed from time to time by the Manager pursuant to the terms of this Agreement.

1.20 “Ordinary Shares” means the ordinary shares, par value $.0001 per share, of Asia Special Situation Acquisition Corp., a business combination company formed under the laws of the Cayman Islands (“ASSAC”).

1.21 “Percentage Interest” means the percentage set forth opposite the names of each of the Members on Exhibit A annexed hereto and made a part hereof.

1.22 “Person” means any individual, general partnership, limited partnership, corporation, trust, limited liability company or other association or entity.

1.23 “Profits” and “Losses” means, for each fiscal year, an amount equal to the Company’s federal taxable income or loss of such fiscal year.

1.24 “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation or other disposition or encumbrance and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of or encumber.

1.25 “Transferee” means any Person who has acquired a beneficial interest in the Interest of a Member of the Company.

1.26 “Warrants” means the warrants to purchase Ordinary Shares of ASSAC to be purchased by the Company at a price equal to $1.00 per warrant in a private placement made in accordance with Regulation D under the Securities Act of 1933, as amended, which are subject to transfer restrictions which expire on the earlier of (i) the consummation of a business combination by ASSAC, or (ii) the liquidation and dissolution of ASSAC.

1.27 “Warrant Shares” means the Ordinary Shares of ASSAC that are issuable upon the full or any partial exercise of the Warrants.

ARTICLE II
THE COMPANY

2.1 Formation. The Company has been formed as a limited liability company under the DLLCA, and all actions taken by Neri Calderon, Organizer, an authorized person who executed and filed the Certificate, are hereby approved, adopted and ratified. The affairs of the Company and the conduct of its business shall be governed by the terms and subject to the conditions set forth in this Agreement.

2.2 Company Name. The name of the Company shall be HO CAPITAL MANAGEMENT LLC and all business of the Company shall be conducted in such name or such other name as the Members shall determine. The Company shall hold all of its property in the name of the Company and not in the name of any Member.

2.3 Purpose. The purpose and business of the Company shall be engage in any and all business activities permitted under the laws of the State of Delaware. In furtherance thereof, the Company shall do any and all acts and things which may be necessary or incidental to the foregoing or the promotion or conduct of the business of the Company or any of the Company assets.

2.4 Principal Place of Business. The principal place of business of the Company shall be at 386 Columbus Avenue, Apt. 17A, New York, New York 10024, or at such other location as may be designated by the Manager from time to time.

2.5 Duration. The Company commenced on the date that its Certificate was filed in the office of the Secretary of State of Delaware in accordance with the DLLCA and shall continue until dissolved and its affairs wound up in accordance with the DLLCA or this Agreement.

2.6 Filings; Agent of Service of Process.

(a) The Certificate has been filed in the office of the Secretary of State of Delaware in accordance with the provisions of the DLLCA. The Manager shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company under the laws of the State of Delaware. The Members shall cause amendments to the Certificate to be filed whenever required by the DLLCA. An Officer designated by the Manager shall execute such amendments.

(b) The Manager shall cause to be executed, filed and published such forms or certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company under the laws of any other states or jurisdictions in which the Company engages in business.

(c) The Secretary of State of Delaware is designated as the agent of the Company for service of process on the Company. The address of the registered office of the Company in the State of Delaware is c/o United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Delaware 19904 and the name of the Company’s registered agent to which the Secretary of State shall mail a copy of any process against the Company served upon the Secretary of State is United Corporate Services, Inc. The Manager may change such registered agent and address at any time in their discretion.

(d) Upon the dissolution of the Company, the Manager (or, in the event there are no remaining Manager, such Members as are responsible for winding up and dissolution of the Company pursuant to Article XI hereof), shall promptly execute and cause to be filed a certificate of cancellation in accordance with the DLLCA and the laws of any other states or jurisdictions in which the Company has registered to transact business or otherwise filed a certificate.

2.7 Reservation of Other Business Opportunities. No business opportunities other than those actually exploited by the Company pursuant to Section 2.3 shall be deemed the property of the Company, and any Member or Manager may engage in or possess an interest in any other business venture (including those which may be a direct competitor of the Company), independently or with others of any nature or description; and neither any other Member nor any other Manager nor the Company shall have any rights by virtue hereof in and to such other business ventures, or to the income or profits derived therefrom. The provisions of Section 2.3 shall be subject to and shall not in any way affect the enforceability of any separate agreement by a Member, any Manager, or any Affiliate of either, restricting or prohibiting certain business activities of such Member or Manager.

ARTICLE III
CAPITAL CONTRIBUTIONS;
ADDITIONAL FINANCING AND CONTRIBUTIONS

3.1 Members. The names, addresses and Percentage Interests of each of the Members are set forth on Exhibit A. With the approval of all Initial Members, the Manager shall update Exhibit A from time to time to reflect any changes to the information set forth thereon.

3.2 Initial Capital Contribution. The initial Capital Contribution to the Company as set forth on Exhibit A shall consist of Thirteen Thousand One Hundred Twenty Five Dollars ($13,125) that have been made by the Initial Members as provided on Exhibit A hereto.

3.3 The ASSAC Shares. As at the date of this Agreement, the Company is the record owner of an aggregate of 1,312,500 ASSAC Shares which have been purchased by the Company for a purchase price equal to $.01 per share. The Initial Members are the beneficial owners of the ASSAC Shares to the extent of their respective Percentage Interests in the Company, all as set forth on Exhibit A hereto.

3.3 The Note. The Company shall issue the Note to Noble, a copy of which is annexed hereto as Exhibit B, as consideration for a loan to be made by Noble to the Company in the amount of Five Million Seven Hundred Twenty Five Thousand Dollars ($5,725,000), the proceeds of which shall be used by the Company to purchase the Warrants from ASSAC in a private placement made in accordance with Regulation D under the Securities Act of 1933, as amended.

3.4 The Warrants and the Warrant Distribution.

(a) At all times prior to the Warrant Distribution as contemplated by Section 3.4(b) below, each of the Initial Members or their Affiliates or designated assigns shall have a fifty percent (50%) beneficial interest in the Warrants and the Warrant Shares.

(b) All right, title and legal ownership to the Warrants shall remain with the Company; provided that, upon the consummation by ASSAC of an acquisition of one or more operating businesses, an aggregate of fifty percent (50%) of the Warrants entitling the holder to purchase up to 2,862,500 Warrant Shares shall be assigned and distributed by the Company to Noble or such of its Affiliate(s) or assignees as shall be designated in writing by Noble to the Company (the “Warrant Distribution”). Simultaneous with such Warrant Distribution:

(i) one hundred percent (100%) of the beneficial interest in the remaining Warrants owned of record by the Company and entitling the holder to purchase up to 2,862,500 Warrant Shares shall be vested solely in Angela Ho or her Affiliates or designated assigns; and

(ii) the outstanding principal amount of the Note shall be automatically deemed to be partially prepaid and reduced to Two Million Eight Hundred and Sixty Two Thousand Five Hundred Dollars ($2,862,500). In addition, the aggregate amount of interest accrued on such reduced principal amount of the Note as at the date of such Warrant Distribution shall similarly be reduced to that amount equal to the product of multiplying $2,862,500 by 5% from the date of issuance of the Note to the date of the Warrant Distribution.

(c) As a material inducement to Noble to loan the principal amount of the Note to the Company, the Company has pledged to Noble, all of the Warrants owned and to be owned of record by the Company as collateral security for the timely and full satisfaction of all obligations of the Company pursuant to this Note; all in accordance with the pledge agreement dated of even date herewith between Noble and the Company, a copy of which is annexed hereto as Exhibit C (the “Pledge Agreement”).

(d) If, at any time or from time to time prior to the Maturity Date of the Note, the Company shall sell, transfer or otherwise dispose of the Warrants for cash consideration, or exercise the Warrants and thereafter sell, transfer or otherwise dispose of any of the Warrant Shares for cash consideration, then the Company shall remit the all of the proceeds received by the Company from any such sale, transfer or disposition to Noble to prepay this Note, in whole or in part, to be allocated as follows:

(i) First, to pay accrued and unpaid interest due pursuant to the Note; and

(ii) Second, to pay the outstanding principal amount due pursuant to the Note.

(e) The Company shall not sell, transfer, pledge, hypothecate or assign any or all of the Warrants and Warrant Shares and all right, title and legal ownership to the Warrants and Warrant Shares will remain with the Company at all times until the date of the Warrant Distribution. Following the date of the Warrant Distribution and the resulting reduction amount of the Warrants and in the principal amount of and accrued interest on the Note, the Company shall continue to retain legal ownership and title to all of the remaining Warrants and Warrant Shares not sold for cash, until such time as the Maker shall have prepaid or paid in full all principal of and interest accrued on this Note, as reduced pursuant to this Section 3.4.

3.5 Additional Financing.

(a) The sums of money required to finance the business and affairs of the Company shall be derived from the initial and subsequent Capital Contributions made by the Members to the Company, from funds generated from the operation and the business of the Company and from any loans or other indebtedness which the Initial Members may mutually approve for the Company.

(b) The Members shall not be required to make additional Cash Capital Contributions (beyond their initial Capital Contribution), but may make additional contributions with the consent of both of the Initial Members, or after the Warrant Distribution and if Noble shall .

(c) No Member shall be required to guarantee any loan or indebtedness of the Company, though any of the Members may voluntarily agree to do so.

3.6 Other Matters.

(a) Except as otherwise provided in this Agreement, no Member shall demand or receive a return of his Capital Contributions from the Company without the consent of both of the Initial Members or after Noble Withdrawal, the Manager. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

(b) No Member shall receive any interest, salary or drawing with respect to his, or her or its Capital Contributions or his or her or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member or a Manager except as otherwise provided in this Agreement or any written employment or management agreements subsequently entered into between the Company and the applicable Member or Manager.

ARTICLE IV
ALLOCATIONS

4.1 Profits and Losses.

(a) Subject to the Other Allocation Rules in Section 4.2 hereof, Profits for any fiscal year in respect of the ASSAC Shares shall be allocated among the Members in proportion to their respective Percentage Interests in the Company, and Profits for any fiscal year in respect of the Warrants or Warrant Shares shall be allocated among the Initial Members equally, unless otherwise agreed to by all Initial Members.

(b) Subject to the Other Allocation Rules in Section 4.2 hereof, Losses for any fiscal year in respect of the ASSAC Shares shall be allocated among the Members in proportion to their respective Percentage Interests in the Company, and Losses for any fiscal year in respect of the Warrants or Warrant Shares shall be allocated among the Initial Members equally, unless otherwise agreed to by all Initial Members.

4.2 Other Allocation Rules.

(a) In the event any new Member is admitted to the Company pursuant to this Agreement on different dates, the Profits (or Losses) allocated to the Members for each fiscal year during which any new Member(s) are so admitted shall be allocated among the Members in proportion to their respective Percentage Interests during such fiscal year in accordance with Code §706 using any convention permitted by law and selected by the Manager.

(b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any method that is permissible under Code §706 and the Treasury Regulations thereunder.

(c) Except as otherwise provided in this Agreement, all items of income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as applicable, for the fiscal year in question.

ARTICLE V
DISTRIBUTIONS

5.1 Distributions of Available Cash.

(a) Except as otherwise provided in Article XI hereof, Available Cash, if any, from the sale or distribution by the Company of any of the ASSAC Shares owned of record by the Company, and any dividends paid in respect of such ASSAC Shares, shall be distributed to the Members in accordance with their respective Percentage Interests.

(b) Prior to the Warrant Distribution, except as otherwise provided in Article XI hereof, Available Cash, if any, from the sale or distribution by the Company of any of the Warrants or the Warrant Shares owned of record by the Company, and any dividends paid in respect of such Warrant Shares, shall be distributed, as follows:

(i) First, to pay accrued and unpaid interest due pursuant to the Note; and

(ii) Second, to pay the outstanding principal amount due pursuant to the Note; and

(iii) Third, in equal amounts to the Initial Members or their Affiliates or designated assigns.

(c) Following the Warrant Distribution, except as otherwise provided in Article XI hereof, Available Cash, if any, from the sale or distribution by the Company of any of the Warrants or the Warrant Shares owned of record by the Company, and any dividends paid in respect of such Warrant Shares, shall be distributed, as follows:

(i) First, to pay accrued and unpaid interest due pursuant to the Note;

   (ii) Second, to pay the outstanding principal amount due pursuant to the Note; and

   (iii) Third, one hundred percent (100%) to Angela Ho, or her Affiliates or designated

5.2 Withholding. All amounts withheld pursuant to the Code or any provision of any state or local law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article V for all purposes of this Agreement. The Manager are authorized to withhold from distributions or, with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

ARTICLE VI
MANAGEMENT

6.1 Management of Company.

(a) Prior to a Noble Withdrawal. Prior to a Noble Withdrawal, the business and affairs of the Company shall be managed by both of the Initial Members, acting by mutual agreement and under their joint direction and control. Without limiting the generality of the foregoing, prior to a Noble Withdrawal, without the prior written consent and approval of both of the Initial Members, the Company shall not take any of the following actions, or commit or undertake any of the following:

   (i) except for the Note, borrowing money from any Person or guaranteeing any debts or obligations of any Person; or

   (ii) except for the Pledge Agreement, pledging or hypothecating any Members Interests or any of the assets or securities of the Company; or

   (iii) amending this Agreement, the Note or the Pledge Agreement; or

   (iv) admitting any new Members or selling any Members Interests in the Company; or

   (iv) effecting any sale, transfer, pledge, hypothecation or other disposition of any of the ASSAC Shares; or any of the Warrants or Warrant Shares; or

   (v) causing the Company to engage in any business activities, other than the ownership, management and disposition of the ASSAC Shares, Warrants and/or Warrant Shares.

Notwithstanding the above, Noble shall have and retain the unilateral right to take any and all action to enforce its rights and remedies, as a lender, under the Note and/or Pledge Agreement if an event of default thereunder shall occur and shall be continuing.

(b) After a Noble Withdrawal Following a Noble Withdrawal, the business and affairs of the Company shall be managed by the Manager, and in such connection, the Manager shall have all power and authority to manage and direct the management of, the business and affairs of, and to make all decisions to be made by or on behalf of the Company, including, without limitation, the hiring and firing of the Officers. Following a Noble Withdrawal, approval by, consent of or action taken by the Manager in accordance with this Agreement shall constitute approval or action by the Company, shall be binding on the then Members, and any Person dealing with the Company shall be entitled to rely on a certificate or any writing signed by the Manager as the duly authorized action of the Members on behalf of the Company. The signature of any one or more Officers duly authorized to act by the Manager shall be sufficient to bind the Company.

(c) Authorized Representatives. Either or both of the Initial Members may authorize any one or more Person to act has his, her or their authorized representative(s) and proxy with full power and authority (including the right of substitution) to act for and on behalf of all Initial Members, in connection with all matters requiring the vote, consent or mutual approval of the Initial Members, including consenting to or withholding consent to, any matters involving the Company, the ASSAC Shares, the Warrants, the Warrant Shares or the management of the Company

6.2 Written Consent. Any action requiring the vote, consent, approval or action of or an election by the Members or required to be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by both of the Initial Members, and following Noble Withdrawal, by Members holding at least the percentage of the Percentage Interests required for such approval, consent or action.

6.3 Manager.

(a) During the duration of this Agreement, the Members hereby designate Angela Ho as the Manager. Should such Person be unable or refuse to serve as such, the successor Manager will be elected, prior to a Noble Withdrawal by both of the Initial Members and after Noble Withdrawal, by Members holding a majority of the Percentage Interests. Prior to a Noble Withdrawal, both Initial Members, and after Noble Withdrawal, those Members holding a majority of the Percentage Interests, may replace or remove the designated Manager at any time, with or without cause. Upon the resignation of any Manager, or their ceasing to act as such for any reason, a successor Manager(s) will be elected by both Initial Members prior to a Noble Withdrawal and by Members holding a majority of the Percentage Interests after Noble Withdrawal. The Manager shall be appointed, to take only such actions as specified in this Agreement to be taken by the Manager or to take such other action or actions as shall be approved by the Members in accordance with the terms of this Agreement and (i) prior to a Noble Withdrawal, specified in a writing signed by both Initial Members, and (ii) after Noble Withdrawal, specified in a writing signed by the Members holding a majority of the Percentage Interests voting in favor of such action or actions.

(b) The Manager shall be reimbursed by the Company for her reasonable out-of-pocket expenses incurred on behalf of the Company in connection with the business and affairs of the Company, including all legal, accounting, travel and other similar expenses reasonably incurred by the Manager in connection with the operation of Company business.

(c) For purposes of making filings required under the Code and the Regulations promulgated thereunder, Angela Ho shall be the “Tax Matters Partner(s)” of the Company.

(d) The Manager shall be liable to the Company, the Members or any other Person that is a party to or otherwise bound by this Agreement only for any action or inaction in connection with the business of the Company which is found to constitute a violation of the express provisions of this Agreement or the implied contractual covenant of good faith and fair dealing. It shall be conclusively presumed and established that the Manager acted in good faith if any action is taken, or not taken, by it on the advice of legal counsel or other independent outside consultants.

6.4 Officers. The Company may (but shall not be required to) have as its senior executive officers a Chairman and Chief Executive Officer, a President, such number of Vice Presidents as shall be designated by the Manager, a Treasurer or Chief Financial Officer and a Secretary (collectively, the “Officers”). Prior to a Noble Withdrawal, the Officers shall be appointed by both Initial Members and shall serve at their pleasure. After Noble Withdrawal, the Officers shall be appointed by the Manager and shall serve at the pleasure of the Manager of the Company. The Officers shall have such duties and authority as shall be generally granted to officers of a Delaware corporation or as may otherwise be delegated to them.

6.5 No Personal Liability. To the fullest extent permitted under the DLLCA or any other applicable law as currently or hereafter in effect, no Member shall have any personal liability, whether to the Company or to the creditors of the Company for the debts, obligations, expenses or liabilities of the Company or any of its losses, beyond the Members’ Capital Contribution.

6.6 Indemnification. The Company shall indemnify and hold harmless the Members, the Manager, the Officers and each of their respective Affiliates (the “Parties”), to the fullest extent permitted under the DLLCA or any other applicable law as currently or hereafter in effect, from and against any loss, expense, damage or injury suffered or sustained by the Parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the Company or in furtherance of the interests of the Company, including but not limited to, any judgment, award, settlement, reasonable attorney’s fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim unless the party against whom the claim is made or legal proceeding is directed is guilty of a bad faith violation of the implied contractual covenant of good faith and fair dealing as determined by a final non-appealable court of competent jurisdiction. Such indemnification shall be made only to the extent of the assets of the Company.

ARTICLE VII
MEETINGS

7.1 Annual Meeting. A joint annual meeting of the Members shall be held no later than 120 days after the close of the fiscal year of the Company, for the transaction of such business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

7.2 Special Meetings. Special meetings of the Members, for any purposes described in the meeting notice, may be called by the Members holding at least 20% of the Percentage Interests.

7.3 Notice of Meeting. Written or telephonic notice stating the place, day and hour of the meeting of the Members and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than five (5) days before the date of the meeting, either personally, by mail, or by facsimile transmission, to each Member of record. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Members at her, his or their address as it appears on the books of the Company, with postage thereon prepaid. When all the Members of the Company are present at any meeting, or if those not present sign in writing a waiver of notice of such meeting, or subsequently ratify all the proceedings thereof, the transactions of such meeting are as valid as if a meeting were formally called and notice had been given.

7.4 Proxies. At all meetings of Members, Members may vote by proxy executed in writing by the Members or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after three months from date of execution, unless otherwise provided in the proxy.

7.5 Quorum. Prior to a Noble Withdrawal, both Initial Members, represented in person or by proxy, shall constitute a quorum at a meeting of Members. After Noble Withdrawal, Members holding at least 51% of the Percentage Interests, represented in person or by proxy, shall constitute a quorum at a meeting of Members.

7.6 Order of Business. The order of business at all meetings of the Members shall be as follows:

(i) Roll Call;
(ii) Proof of notice of meeting or waiver of notice;
(iii) Reading of minutes of preceding meeting;
(iv) Unfinished business;
(v) New business.

7.7 Telephonic Meetings. Members of the Company may participate in any meeting of the Members or any meeting of the Manager by means of conference telephone or similar communications equipment if all Persons participating in such meeting can hear one another for the entire discussion of the matter(s) to be voted upon. Participation in a meeting pursuant to this Section 7.7 shall constitute presence in person at such meeting.

ARTICLE VIII
BOOKS AND RECORDS

8.1 Books and Records. The Manager shall keep proper and usual books and records pertaining to the business of the Company. The books and records of the Company shall be kept at the principal office of the Company or at such other places, as the Initial Members shall from time to time determine.

8.2 Tax Returns. Federal, state and local tax returns of the Company shall be prepared and timely filed at the direction of the Manager and at the expense of the Company. The Manager shall consult with the Members in connection with the manner in which any tax controversy is to be conducted.

8.3 Right of Inspection. Any Members of record shall have the right to examine, at any reasonable time or times for all purposes, the books and records of account, minutes and records of all Members or Manager meetings and to make copies thereof. Any agent or attorney of the Members may make such inspections. Upon the written request of any Member, the Company shall cause to be mailed to such Member its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations, and a copy of its federal, state and local income tax returns.

8.4 Financial Records. All financial records shall be maintained and reported in accordance with GAAP and AICPA standards.

ARTICLE IX
FISCAL MATTERS

9.1 Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year, unless otherwise determined by the Manager.

9.2 Deposits. All funds of the Company shall be deposited in an account or accounts in such banks, trust companies or other depositories as the Initial Members may select, and after Noble Withdrawal, as the Manager may select.

9.3 Agreements, consents, checks, etc. All agreements, consents, checks, drafts or other orders for the payment of money, and all notices or other evidences of indebtedness issued in the name of the Company shall be signed, prior to a Noble Withdrawal by a representative of each of the Initial Members, and after Noble Withdrawal, by an Officer of the Company designated by the Manager or those Persons authorized from time to time by the Manager.

9.4 Accountant. An accountant(s) may be selected from time to time by the Manager to perform such tax and accounting services as may from time to time be required. The accountant may be removed by the Manager without assigning any cause.

9.5 Legal Counsel. One or more attorney(s) at law may be selected from time to time by the Members to review the legal affairs of the Company and to perform such other services as may be required. Any such counsel may be removed by the Members without assigning any cause.

ARTICLE X
TRANSFER OR ASSIGNMENT OF INTERESTS; NOBLE WITHDRAWAL

10.1 Restriction on Transfer.

(a) Prior to the Warrant Distribution, No Member may Transfer all or any portion of his, her or its rights hereunder, Members Interests or Percentage Interest in the Company, or withdraw or retire from the Company without the prior written consent of both of the Initial Members.

(b) Following the Warrant Distribution, any Member may Transfer his, her or its beneficial interest in the ASSAC Shares, to any Affiliate or third Persons.

(c) Prior to payment in full of the Note, as reduced following a Warrant Distribution: (i) Angela Ho shall not Transfer on any one or more occasions to any Persons (other than an Affiliate) Percentage Interests representing more than 49% of all Members Interests in the Company; and (ii) legal and beneficial ownership of the Warrants and Warrant Shares then owned of record by the Company shall not be Transferred by the Company to any Persons, including any Member or any Affiliate of any Member; and (iii) such Warrants and Warrant Shares shall be subject at all times the provisions of Section 3.4 of this Agreement.

(c) Following payment in full of the Note and the occurrence of a Noble Withdrawal, the remaining Initial Member or any other Member in the Company may Transfer his, her or its Percentage Interests as Members in the Company or the legal ownership of any remaining Warrants or Warrant Shares then owned of record by the Company to any one or more third Persons.

10.2 Noble Withdrawal.

(a) Following the Warrant Distribution, Noble shall have the right for any reason (including any dispute or disagreement among the Initial Members that cannot be resolved by mutual agreement of such Initial Members) or no reason, to effect a Noble Withdrawal by giving ten (10) days prior written notice to the Manager and the Company (a “Noble Withdrawal Notice”).

(b) Following the Warrant Distribution, the Manager shall have the right for any reason (including any dispute or disagreement among the Initial Members that cannot be resolved by mutual agreement of such Initial Members) or no reason, to effect a Noble Withdrawal by giving ten (10) days prior written notice to the Noble and the Company (a “Manager Withdrawal Notice”).

(c) Not later than ten (10) days following delivery of a Noble Withdrawal Notice or a Manager Withdrawal Notice (as the case may be), the Company shall cause the transfer agent of ASSAC to distribute and deliver to Noble or its Affiliates or designated assigns one or more stock certificates evidencing legal title to and ownership of the 437,500 Ordinary Shares beneficially owned by Noble in accordance with Exhibit A hereto, together with any and all dividends and other rights and benefits that may have accrued with respect to such 437,500 Ordinary Shares.

10.3 Permitted Transfers. Following the Warrant Distribution, but subject at all times to the provisions of this Article X, a Member may Transfer his, her or its Percentage Interest in the Company to (a) an Affiliate, or (b) a trust for the benefit of his spouse or one or more of his lineal descendants, brothers, sisters or ancestors, or to a partnership or other entity benefiting such Persons provided the Transferor Members retains sole voting control of the Transferee (a “Permitted Transfer”). The Transferee, pursuant to a Permitted Transfer shall be entitled to become a Member of the Company with respect to the Percentage Interest transferred (i) if the Transfer will not result in a termination of the Company under the Code, and (ii) upon (A) delivering to the Members a written instrument evidencing such Transfer; (B) executing a copy of this Agreement accepting and agreeing to all of the terms, conditions and provisions of this Agreement; and (C) paying to the Company its reasonable out-of-pocket costs and expenses incurred in connection with such Transfer and the admission of the Transferee as a Member.

10.3 Death or Disability of a Member. In the event of the death or Disability of a Member, his or her Members Interests shall pass to the estate of such decedent. If the Manager is Angela Ho, and such Person shall die or become Disabled, [Peter Kjaer] shall become the Manager in her place and stead.

ARTICLE XI
DISSOLUTION AND WINDING UP

11.1 Certain Definitions. For purposes of this Article XI, the events hereinbelow referred to shall have the following respective meaning:

“Bankruptcy or Insolvency” shall be deemed to have occurred with respect to any Member or other Person if such Member or other Person shall file in any court pursuant to any statute of the United States or of any state a petition in bankruptcy or insolvency, or shall file for reorganization or for the appointment of a receiver or a trustee of all or a material portion of such Member’s or other Person’s property, or if any such Member or other Person shall make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they fall due or seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of any material portion of its property. If there shall be filed against any Member or other Person in any court, pursuant to any statute of the United States or of any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of such Member’s or other Person’s property, and within ninety (90) days after the commencement of any such proceeding, such petition shall not have been dismissed, then such Member or other Person against whom such petition has been filed shall be considered Bankrupt or Insolvent for purposes of this Agreement. In addition, if the whole or any portion of the Interest of any Member in the Company is subject to levy or attachment, and such levy or attachment is not released or discharged within ninety (90) days, such Member or other Person shall be deemed Bankrupt or Insolvent for purposes of this Agreement.

11.2 Liquidating Events. The Company shall dissolve and commence winding up and liquidating only upon the first to occur of any of the following (“Liquidating Events”):

(a) The sale of all or substantially all of the assets of the Company;
(b) The unanimous agreement of all remaining Member(s);
(c)	The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company; or
(f)  The date set forth for dissolution in the Certificate.

The Members hereby agree that, notwithstanding any provision of the DLLCA, the Company shall not dissolve prior to the occurrence of a Liquidating Event. Furthermore, if an event specified in Section 11.2 (d) or (e) hereof occurs and there is at least one (1) remaining Member, the remaining Member(s) may, within ninety (90) days of the date such event occurs, elect to continue the business of the Company, in which case the Company shall not dissolve and the occurrence of the event under Section 11.2(d) or (e) shall not be deemed a Liquidating Event. The Members further agree that in the event the Company is dissolved prior to a Liquidating Event, the Company may be continued upon the election of the existing Members at such time to so continue the Company; provided such election occurs within thirty (30) days of the event triggering such dissolution. An election under this Section 11.2 shall be effected when the remaining holding at least a majority of the remaining Percentage Interests so elect in writing or at a meeting of the Members.

11.3 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. No Members shall take any action that is inconsistent with or not necessary to or appropriate for, the winding up of the Company’s business and affairs. Prior to a Noble Withdrawal, both Initial Members shall be responsible, and following a Noble Withdrawal, the Manager shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and the property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed, subject to any reasonable reserves maintained for contingent or other obligations of the Company, in the following order:

(a) First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than Members;

(b) Second, to the payment and discharge of all of the Company’s debts and liabilities to Members, including the payments then due under the Note; and

(c) The balance, if any, to the Members accordance with the provisions of Section 5.1 of this Agreement.

ARTICLE XII
AMENDMENTS TO OPERATING AGREEMENT

12 .1 Amendments. This Agreement may be altered, amended or repealed, or a new Agreement may be adopted only upon the prior unanimous written consent of all of the Members.

ARTICLE XIII
MISCELLANEOUS

13.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally; three (3) business days after the date of mailing, if mailed, by first class mail, registered or certified, postage prepaid; one (1) business day after delivery to a reputable overnight courier if sent by overnight courier guaranteeing next day delivery, delivery charge prepaid, and in each case, addressed to such Member(s) required to be notified at the address set forth on Exhibit A or such other address as such party may notify the other. All communications among Members in the normal course of the business of the Company shall be deemed sufficiently given if sent by regular mail, postage prepaid.

13.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

13.3 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of the Company or any Member.

13.4 Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

13.5 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any member. For the purpose of this Agreement, any definition incorporating, by reference to the Code or the Regulations, the term “partner” or “Partnership” shall mean “Members” or “Company”, respectively.

13.6 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

13.7 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

13.8 Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

13.9 Further Action. Each Members agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

13.10 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

13.11 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Members and Manager without regard to the principles of conflicts of laws.

13.12 Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the property of the Company.

13.13 Counterpart Execution. This Agreement may be executed in any number of counterparts (including by facsimile) with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day first above set forth.

ANGELA HO

NOBLE INVESTMENT FUND LIMITED
By:	Pure Glow Finance Limited
(investment advisor

By:
Arne van Roon, Manager

HO CAPITAL MANAGEMENT LLC

By:
Angela, Sole Manager

EXHIBIT A

PERCENTAGE INTERESTS IN THE COMPANY:

Name and Addresses	Amount of Contribution	Percentage Interest
1. Angela Ho 386 Columbus Avenue, Apt. 17A, New York, New York 10024	$8,750[1]	66.7%
2. Noble Investment Fund Limited World Trade Centre, Via Lugano 11,6982 Lugano-Agno, Switzerland	$4,375[1]	33.3%
Total	$13,125.00	100.00%

Beneficial Interest in ASSAC Shares:

Name and Addresses	Number of ASSAC Shares	Percentage Interest
1. Angela Ho 386 Columbus Avenue, Apt. 17A, New York, New York 10024	875,000	66.7%
2. Noble Investment Fund Limited World Trade Centre, Via Lugano 11,6982 Lugano-Agno, Switzerland	437,500	33.3%
Total	1,312,500 Shares	100.00%

Beneficial Interests in the Warrants and Warrant Shares:

Name and Addresses	Amount of Contribution	Percentage Interest
1. Angela Ho 386 Columbus Avenue, Apt. 17A, New York, New York 10024	-0-	50.0%
2. Noble Investment Fund Limited World Trade Centre, Via Lugano 11,6982 Lugano-Agno, Switzerland	$5,725,000[2]	50.0%
Total	$5,725,000.00	100.00%

1  Includes 1,312,500 Ordinary Shares of ASSAC at a purchase price equal to $.01 per share, of which 66.7% is beneficially owned by Angela Ho and 33.3% is beneficially owned by Noble Investment Fund Limited.

2  Represents a $5,725,000 loan to the Company evidenced by a 5% note due ________ 2012.